Exhibit 8.1
List of main subsidiaries

Legal Entity	Country of Incorporation

Main subsidiaries of ASML Holding N.V. [1]:
ASML Belgium BV	Belgium (Turnhout)
SwissOptic (Wuhan) Co. Ltd.	China (Wuhan)
Berliner Glas Wuhan Trading Co. Ltd.	China (Wuhan)
Hermes Microvision Co., Ltd. (Beijing)	China (Beijing)
ASML (Shanghai) Electrical Equipment Co. Ltd.	China (Shanghai)
ASML (Shanghai) Lithography Facilities Science and Technology Co. Ltd.	China (Shanghai)
Cymer Semiconductor Equipment (Shanghai) Co. Ltd.	China (Shanghai)
Hermes Microvision (Shanghai) Co., Ltd	China (Shanghai)
Brion Technologies (Shenzhen) Co. Ltd.	China (Shenzhen)
ASML France S.a.r.l.	France (Bernin)
ASML Verwaltungs GmbH	Germany (Berlin)
Berliner Glas KGaA Herbert Kubatz GmbH & Co.	Germany (Berlin)
Berliner Glas KG Herbert Kubatz GmbH & Co. Schwaebisch Hall	Germany (Schwaebisch Hall)
Berliner Glas Beteiligungsgesellschaft mbH	Germany (Syrgenstein-Landshausen)
Berliner Glas Herbert Kubatz GmbH & Co. KG Syrgenstein	Germany (Syrgenstein-Landshausen)
ASML Germany GmbH	Germany (Dresden)
ASML Participations Germany GmbH	Germany (Dresden)
ASML Hong Kong Logistic Services Ltd.	Hong Kong SAR
ASML Hong Kong Ltd.	Hong Kong SAR
ASML Ireland Ltd.	Ireland (Dublin)
ASML Israel (2001) Ltd.	Israel (Ramat-Gan)
ASML Italy S.r.l.	Italy (Avezzano)
ASML Japan Co. Ltd.	Japan (Tokyo)
Cymer Japan, Inc.	Japan (Tokyo)
Hermes Microvision Japan Inc.	Japan (Tokyo)
ASML Korea Co. Ltd.	South Korea (Gyeonggi-Do)
Cymer Korea, Inc.	South Korea (Gyeonggi-Do)
Hermes Microvision Korea Inc.	South Korea (Gyeonggi-Do)
ASML Equipment Malaysia Sdn. Bhd.	Malaysia (Penang)
Cymer B.V.	Netherlands (Amsterdam)
ASML Netherlands B.V.	Netherlands (Veldhoven)
ASML Systems B.V.	Netherlands (Veldhoven)
ASML Trading B.V.	Netherlands (Veldhoven)
Hermes Microvision Incorporated B.V.	Netherlands (Veldhoven)
ASML Singapore Pte. Ltd.	Singapore
Cymer Singapore Pte Ltd.	Singapore
SwissOptic AG	Switzerland (Heerbrugg)
ASML Taiwan Ltd.	Taiwan (Hsinchu)
ASML Technology Taiwan Ltd.	Taiwan (Hsinchu)
Cymer Southeast Asia Ltd.	Taiwan (Hsinchu)
ASML (UK) Ltd.	UK (Edinburgh (Scotland))
Cymer, LLC.	US (Reno, Nevada)
Hermes Microvision, Inc	US (San Jose, California)
ASML Global, Inc.	US (Wilmington, Delaware)
ASML US, LLC	US (Wilmington, Delaware)
ASML US, LP	US (Wilmington, Delaware)
1.All of our subsidiaries are (directly or indirectly) wholly-owned.